CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 48 to the Registration Statement (Form N-1A, No. 811-07870) of Pioneer Real Estate Shares, and to the incorporation by reference of our report, dated February 26, 2020, included in the Annual Report to Shareholders for the fiscal year ended December 31, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 24, 2020